EXHIBIT 99.1

                        BANANA BOAT HOLDING CORPORATION

                      CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1994 AND DECEMBER 25, 1993

                 (WITH INDEPENDENT AUDITOR'S REPORT THEREON)

                             BANANA BOAT HOLDING CORPORATION

                        INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                            PAGE

Report of KPMG Peat Marwick LLP                                               3

Consolidated Balance Sheets as of December 31, 1994 and December 25, 1993.    4

Consolidated Statements of Operations for the twelve months ended
      December 31, 1994 and December 25, 1993.                                5

Consolidated Statements of Cash Flows for the twelve months ended
      December 31, 1994 and December 25, 1993.                                6

Notes to Consolidated Financial Statements                                    7

                               INDEPENDENT AUDITOR'S REPORT
                               ----------------------------



The Board of Directors
Banana Boat Holding Corporation


We have audited the accompanying consolidated balance sheets of Banana Boat Holding Corporation and subsidiary as of December 31, 1994 and December 25, 1993, and the related consolidated statements of operations and cash flows for the twelve months then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of Banana Boat Holding Corporation and subsidiary as of December 31, 1994 and December 25, 1993, and the results of their operations and their cash flows for the twelve months then ended in conformity with generally accepted accounting principles.


                                                          KPMG Peat Marwick LLP



                                                          March 27, 1995
                                                          Stamford, CT

                                BANANA BOAT HOLDING CORPORATION

                                  CONSOLIDATED BALANCE SHEETS
                                  (In Thousands, except share data)

                                                                       At                        At
                                                               December 31, 1994          December 25, 1993
                                                               -----------------          -----------------
                            ASSETS
Current Assets:
  Cash                                                              $ 1,979                   $ 1,406
  Receivables, less allowance for doubtful accounts                   7,116                     8,080
  Inventories                                                        19,487                     6,901
  Current deferred income taxes                                       2,669                     1,587
  Other current assets                                                1,105                       821
                                                                    --------                   -------
    Total current assets                                             32,356                    18,795

Property, plant and equipment, net                                    1,847                     2,249
Intangible assets, net:
  Excess of cost over net assets of acquired businesses              18,003                    18,165
  Proprietary formulas, patents and other                            30,312                    34,284
  Deferred financing costs                                            1,132                     1,568
Deferred income taxes                                                 2,912                     3,636
Notes receivable                                                        934                       485
                                                                    -------                   -------
        Total Assets                                               $ 87,496                  $ 79,182
                                                                    =======                   =======


     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                            $ 20,922                  $ 11,211
  Current maturities of long-term debt                                6,583                     5,313
                                                                    --------                   -------
    Total current liabilities                                        27,505                    16,524

Long-term debt                                                       40,167                    41,550
                                                                    --------                   -------
        Total liabilities                                            67,672                    58,074
                                                                    --------                   -------

Stockholders' equity:
  Common stock, $.01 par value; 250,000 shares authorized,
  100,000 shares issued and outstanding                                   1                         1
  Additional paid-in capital                                         22,499                    22,499
  Retained earnings (deficit)                                        (2,676)                   (1,392)
                                                                    --------                   -------
       Total stockholders' equity                                    19,824                    21,108
                                                                    --------                   -------

        Total Liabilities and Stockholders' Equity                 $ 87,496                  $ 79,182
                                                                    =======                    =======


                     See notes to consolidated financial statements.

                   BANANA BOAT HOLDING CORPORATION

               CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In Thousands, except share data)

                                                     Twelve Months Ended
                                          ------------------------------------------
                                          December 31, 1994        December 25, 1993
                                          -----------------        -----------------
Net Sales                                      $ 39,707                  $ 44,247
Cost of Sales                                    25,247                    23,262
                                                --------                   -------

        Gross profit                             14,460                    20,985

Operating expenses:
        Selling, marketing and advertising        3,544                     8,399
        Administrative and distribution           2,817                     4,920
        Amortization of intangibles               4,530                     4,075
                                                --------                   -------

       Total operating expenses                  10,891                    17,394
                                                --------                   -------
       Operating earnings                         3,569                     3,591

Interest expense                                  5,211                     5,178
                                                --------                   -------
       Earnings (loss) before income taxes       (1,642)                   (1,587)

Income tax expense (benefit)                       (358)                     (595)
                                                --------                   -------

       Net earnings (loss)                       (1,284)                     (992)

Retained earnings (deficit), beginning of period (1,392)                     (400)
                                                --------                   -------
Retained earnings (deficit), end of period     $ (2,676)                 $ (1,392)
                                                --------                   -------

Earnings (loss) per share                      $ (12.84)                 $  (9.92)
                                                ========                   =======



                    See notes to consolidated financial statements.

                      BANANA BOAT HOLDING CORPORATION

                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In Thousands)

                                                                         Twelve Months Ended
                                                               ------------------------------------------
                                                               December 31, 1994        December 25, 1993
                                                               -----------------        -----------------
Cash flows provided from operations:
  Net loss                                                          $ (1,284)                $ (992)
  Non-cash items included in earnings:
    Amortization of intangibles                                        4,530                  4,075
    Amortization of deferred financing costs                             436                    440
    Depreciation/write-off of property, plant, and equipment             716                    243
    Deferred taxes                                                      (358)                  (595)
  Changes in assets/liabilities, net of effect of acquisitions:
    Decrease (increase) in receivables                                   911                 (3,789)
    (Increase) decrease in inventories                               (12,491)                 3,583
    (Increase) decrease in other current assets                         (284)                   133
    (Increase) decrease in other assets                                 (479)                    93
    Increase (decrease) in accounts payable and accrued expenses       9,906                 (2,165)
    (Decrease) increase in accrued interest                             (195)                   784
                                                                      --------               -------

   Net cash provided from operations                                   1,408                  1,810
                                                                      --------               -------

Cash flows provided used for investing activities:
  Purchases of property, plant and equipment                            (314)                  (384)
  Businesses or investments acquired                                    (408)                (7,780)
                                                                      --------               -------

  Net cash provided used for investing activities                       (722)                (8,164)
                                                                      --------               -------

Cash flows provided used for financing activities:
  Additional borrowings of long-term debt                             14,700                  9,400
  Payments of long-term debt                                         (14,813)               (11,194)
  Other, net                                                               -                    (30)
                                                                      --------               -------

   Net cash provided used for financing activities                      (113)                (1,824)
                                                                      --------               -------

   Increase (decrease) in cash                                            573                (8,178)
   Cash at beginning of period                                          1,406                 9,584
                                                                      --------               -------

   Cash at end of period                                              $ 1,979               $ 1,406
                                                                      ========               =======

   Supplemental disclosures of cash flow information
     Cash paid during the periods for:
     Interest                                                         $ 4,975               $ 3,954
                                                                      ========               =======


     Income Taxes                                                     $    23               $     -
                                                                      ========               =======

                      See notes to consolidated financial statements.

                            BANANA BOAT HOLDING CORPORATION

                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1994 and December 25, 1993

1. The Company

In December 1992, Banana Boat Holding Corporation ("Banana Boat") and its wholly owned subsidiary, Sun Pharmaceuticals Corp. ("Sun" and, together with Banana Boat, the "Company") were organized by an investor group consisting of Thomas
H. Lee Equity Partners, L.P. and other employees and affiliates of the Thomas
H. Lee Company (collectively the "Lee Investors") for the sole purpose of effecting the acquisition of the assets and the assumption of certain liabilities of Sun Pharmaceuticals, Ltd.'s ("SPL") business (the "SPL Acquisition").

Banana Boat is a holding company and its only asset is an investment in Sun, the operating company. Therefore, all references to the Company refer to the activities of the consolidated companies. The Company manufactures and markets a line of sun and skin care products in the United States and abroad under the tradename Banana Boat R.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Banana Boat and its wholly owned subsidiary, Sun. All significant intercompany balances have been eliminated.

Inventories

Inventories are stated at the lower of cost (first in, first out method) or market. Inventory costs include material, labor and manufacturing overhead.

Property, Plant and Equipment, Net

Property, plant and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the applicable assets, ranging from 3 to 10 years. Repairs and maintenance are expensed; renewals, and betterments are capitalized.

BANANA BOAT HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1994 and December 25, 1993

Intangible Assets

Amortization of proprietary formulas, patents and other intangible assets is provided on the straight-line method over their estimated useful lives which range from 1 to 40 years. Excess of cost over net assets of acquired businesses ("Excess Cost") is amortized on the straight-line method over the expected periods to be benefitted, not to exceed 40 years. The Company assesses the recoverability of these intangible assets on a systematic basis by determining whether the amortization of the intangible assets over their remaining life can be recovered through projected future operating results.

Deferred Financing Costs

Fees and expenses relating to debt issuance costs are classified as deferred financing costs and are being amortized, under the interest method, over the average life of the related debt (ranging from 5 to 10 years).

Earnings Per Share

Earnings (loss) per share are net earnings (loss) divided by the weighted average number of common shares (100,000 in 1994 and 1993) issued and outstanding for the period. Per share data does not assume the exercise of the warrants and stock options outstanding (see note 7), because the effect of such conversions would have been antidilutive.

Reclassifications

Certain 1993 balances have been reclassified to conform with the 1994 presentation.

3. Acquisition of Distributors

In March 1995, Sun renegotiated the Distribution Agreement with the Hawaii Distributor. The agreement extended the term for 5 years through December 31, 1999 at which time Sun would own the distribution rights.

During 1994, the Company acquired the assets of two distributors and assumed certain liabilities. In accordance with the purchase method of accounting, the purchase price was allocated to identifiable tangible and intangible assets and liabilities acquired. The combined purchase price for these two acquisitions was $0.4 million in cash.

BANANA BOAT HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1994 and December 25, 1993

During 1993, the Company acquired the operations and assets of eleven distributors and assumed certain liabilities. In accordance with the purchase method of accounting, the purchase price was allocated to identifiable tangible and intangible assets and liabilities of the net assets acquired. The combined purchase price for the acquisition of the eleven distributors was $8.9 million ($7.8 million in cash plus $0.6 million in short term notes and $0.5 million in future contingent obligations) plus forgiveness of amounts due from acquired distributors of $4.5 million and the assumption of certain liabilities of $3.5 million for a total purchase price of $16.9 million.

The acquired assets related to the 1994 and 1993 acquisitions consisted of the following (in thousands):



                                             1994          1993
                                            ------       -------
Receivables/(Credits)                       $ (53)       $ 3,192
Inventory                                      95          4,033
Other current assets                            -          1,832
Property, plant and equipment                   -            658
Noncompete agreements                          50          1,600
Other assets                                    -            404
                                            -----        -------
Total allocated assets                         92         11,719
Excess cost over assets acquired              316          5,190
                                            -----        -------
Total acquired assets                       $ 408        $16,909
                                            =====        =======

Operations from the date of each acquisition are included in the consolidated financial statements.

4. Distribution Agreement

In December 1992, Playtex Products, Inc. ("Playtex"), a company in which certain Lee Investors are stockholders and in which certain Lee Investors are directors, and a party to the original investor group, acquired a 22% common equity interest (17.5% on a fully diluted basis) in Banana Boat and an option to acquire the remaining common equity of Banana Boat at a formula price. Concurrent with its' acquisition of the equity interest in Banana Boat, Playtex entered into a distribution agreement (the "Distribution Agreement") with Sun, pursuant to which Playtex became the exclusive distributor of Banana Boat products in all areas that the Company has been able to repurchase distribution rights from its existing distributors at the time of the SPL Acquisition. Effective November 1993, Playtex began distributing Banana Boat products in the territories where the distribution rights had been acquired. At December 31, 1994, the Company had acquired distribution rights representing approximately 80% and 100% of Banana Boat sales in the United States and Canada, respectively.

                 BANANA BOAT HOLDING CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            December 31, 1994 and December 25, 1993

    Under the terms of the Distribution Agreement, Sun manufactures the products, establishes marketing plans, and develops new products. Playtex purchases and resells these products, at a distribution margin, using its own sales and distribution facilities and also provides operational and administrative support to Sun. Playtex is subject to minimum purchase requirements and minimum advertising and promotion commitments.

    Sale of Banana Boat products to Playtex amounted to $30.5 million for the year ended December 31, 1994 and $6.4 million for the year ended December 25, 1993. Receivables include amounts due from Playtex of $3.9 million at December 31, 1994 and $6.3 million at December 25, 1993. Accrued expenses include amounts due to Playtex of $13.6 million at December 31, 1994 and $2.9 million at December 25, 1993.

 5. Balance Sheet Components

        The components of certain balance sheet accounts are as follows (in thousands):

                                                    December 31,    December 25,
                                                       1994            1993
                                                    ------------    ------------
      Accounts Receivable
            Gross                                    $ 7,548          $ 8,357
~           Less allowance for doubtful accounts        (432)            (277)
                                                     -------          -------
                   Net                               $ 7,116          $ 8,080
                                                     =======          =======
      Inventories:
            Raw materials                            $10,593          $ 4,123
            Finished goods                             8,894            2,778
                                                     -------          -------
                   Total                             $19,487          $ 6,901
                                                     =======          =======
      Property, plant and equipment, net:
            Machinery, equipment, furniture and
              fixtures                               $ 2,249          $ 2,506
            Less accumulated depreciation               (402)            (257)
                                                     -------          -------
                   Net                               $ 1,847           $2,249
                                                     =======          =======
      Excess cost:
            Cost                                     $18,962          $18,617
            Less accumulated amortization               (959)            (452)
                                                     -------          -------
                   Net                               $18,003          $18,165
                                                     =======          =======
      Proprietary formulas, patents and other:
            Gross                                    $38,269          $38,219
            Less accumulated amortization             (7,957)          (3,935)
                                                     -------          -------
                   Net                               $30,312          $34,284
                                                     =======          =======

              BANANA BOAT HOLDING CORPORATION

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          December 31, 1994 and December 25, 1993

                                                    December 31,    December 25,
                                                       1994            1993
                                                    ------------    ------------
   Deferred financing costs:
         Gross                                        $ 2,746        $ 2,746
         Less accumulated amortization                 (1,614)        (1,178)
                                                      -------        -------
            Net                                       $ 1,132        $ 1,568
                                                      =======       ========

   Accounts payable and accrued expenses:
         Accounts payable                             $ 5,316        $ 5,041
         Due to Playtex                                13,629          2,921
         Interest                                         855          1,050
         Advertising and sales promotion                   73            110
         Employee compensation and benefits               324            423
         Other                                            725          1,666
                                                      -------        -------
             Total                                    $20,922        $11,211
                                                      =======       ========

6. Long-Term Debt

   Long-term debt consists of the following
        (in thousands):

                                                     December 31,   December 25,
                                                        1994            1993
                                                    ------------    ------------
    Credit Agreement:
          Working Capital Facility                    $ 9,500       $  4,300
          Term Loan Facility                           19,750         25,063

    12-1/2% Subordinated Notes due 2002                17,500         17,500
                                                      -------        -------
                                                       46,750         46,863

    Less current maturities                            (6,583)        (5,313)
                                                      -------        -------
    Total long-term debt                              $40,167        $41,550
                                                      =======       ========

BANANA BOAT HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1994 and December 25, 1993

At December 31, 1994, The Company's principal bank financing (the "Credit Agreement") consisted of a Term Loan Facility and a Working Capital Facility which provide for borrowings of $19,750,000 and of up to $20,000,000, respectively, with a maturity date of December 17, 1997. The rate of interest on borrowings under the Credit Agreement is, at the Company's option, a function of various alternative short-term borrowing rates, as defined in the Credit Agreement. The interest rate for the Term Loan Facility was 8.94% at December 31, 1994 and 7.75% at December 25, 1993. The interest rate for the Working Capital Facility was 8.51% on December 31, 1994 and 7.50% at December 25, 1993. The average rates paid on the Term Loan was 7.58% and 7.75% for the twelve month periods ended December 31, 1994 and December 25, 1993, respectively. The average rates paid on Working Capital borrowings was 7.20% for the twelve months ended December 31, 1994 and 7.50% for the twelve months ended December 25, 1993. The Term Loan Facility provides for quarterly repayment of principal of $1,645,833.

The Credit Agreement also provides for mandatory reduction of the outstanding commitment after the end of each fiscal year based upon an Excess Cash Flow formula, as defined in the Credit Agreement. Based on this formula, there were no required reductions for 1994 in the outstanding commitment. Quarterly commitment fees of 1/2 of 1% per annum on the unused portion of the commitment and an agency fee of $65,000 per annum are also required. At December 31, 1994, unused lines of credit under the Working Capital Facility amounted to $10,500,000.

Although the Company's outstanding obligations under the Credit Agreement bear interest at floating rates, the Credit Agreement required the Company to enter into interest rate protection agreements such that for the period through May 5, 1995, at least 40% of its outstanding indebtedness at December 17, 1992 bears interest at fixed rates. On May 4, 1993, the Company entered into an interest cap agreement which entitles the Company to receive from the counterparty, on a quarterly basis the product of $18.4 million times the amount, if any, by which the 90 day LIBOR exceeds 6.0%. Net receipts or payments under the cap agreement are recognized as an adjustment to interest expense.

The provisions of the Credit Agreement require the Company to meet certain financial covenants and ratios and also include limitations or restrictions on: new indebtedness and liens; major acquisitions or mergers; capital expenditures; disposition of assets; certain dividends and other distributions; and prepayment and modification of all indebtedness or equity capitalization. The Subordinated Notes contain certain similar restrictions and requirements. Under the terms of the Credit Agreement and the Subordinated Notes, payment of cash dividends on the common stock of the Company is restricted. At December 31, 1994 the Company was in default of a financial covenant required by the Credit Agreement and has subsequently obtained a waiver from the bank.

    BANANA BOAT HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1994 and December 25, 1993

On December 3, 1992, in connection with the SPL Acquisition, the Company issued $17,500,000 aggregate principal amount of 12-1/2% Subordinated Notes due 2002 (the "Subordinated Notes"). Interest on the Subordinated Notes accrues at an annual rate of 12-1/2% and is payable on each March 31, June
30, September 30 and December 31. At December 31, 1994, the Subordinated Notes were owned by entities advised by affiliates of the Lee Investors.

Aggregate minimum annual maturities on the long term debt, are (in thousands):
$6,583 in fiscal 1995, $6,583 in fiscal 1996, $16,084 in fiscal 1997, and
$17,500 in fiscal 2002.

7. Common Stock

In connection with the SPL Acquisition, the Company granted to the holders of the Subordinated Notes, warrants to purchase 15,663 shares of common stock, at a price of $225.00 per share, representing the fair market value of such shares at the time of the grant. The warrants are exercisable at any time on or prior to December 3, 2002.

Additionally, in connection with the execution of the Credit Agreement, the Company granted to the participating banks, warrants to purchase 4,819 shares of common stock, at a price of $225.00 per share, representing the fair market value of such shares at the time of the grant. The warrants are exercisable at any time on or prior to December 17, 2002.

Effective in 1993, the Company established a management stock option plan which provides for the grant of options to purchase common stock of the Company by certain key employees. The maximum number of shares to be granted under this plan is 6,341 shares, representing 5% of the Company's common stock on a fully diluted basis. Options vest over a five year period. The sale of the Company before 5 years from the date of grant would accelerate the vesting to 100%.
As of December 31, 1994, the Company has issued options to purchase an aggregate of 2,250 shares of common stock at $225.00 per share.

8. Income Taxes

Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") requires an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to amounts which are more likely than not to be realized.

            BANANA BOAT HOLDING CORPORATION

        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        December 31, 1994 and December 25, 1993

The Company's provision for income taxes for the twelve months ended December 31, 1994 and December 25, 1993 is as follows (in thousands):

                                         Twelve Months Ended
                                         -------------------
                                   December 31, 1994  December 25, 1993
                                   -----------------  -----------------
Current:
  Federal                               $   --             $   --
  State and local                           --                 --
                                        -------            -------
Deferred:
  Federal                               $ (588)            $ (461)
  State and local                          230               (134)
                                        -------           --------
                                          (358)              (595)
                                        -------           --------
Total                                   $ (358)            $ (595)
                                        =======           ========

Taxable and deductible temporary differences and tax operating loss carryforwards which give rise to the Company's deferred tax assets and liabilities at December 31, 1994 and December 25, 1993 are as follows (in thousands):

                                              December 31,        December 25,
                                                 1994                1993
                                              ------------        ------------
ASSETS:

Net operating loss carryforward                $ 4,632                 3,361
Allowances and reserves not currently
  deductible                                       563                 1,768
Acquired intangible assets                         618                   285
                                               -------               -------
Total deferred tax assets                      $ 5,813               $ 5,414
                                               =======               =======


LIABILITIES

Plant, property and equipment                    $ 232               $   191
                                                ------              --------
Total deferred tax liabilities                   $ 232               $   191
                                                ======              ========

    BANANA BOAT HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1994 and December 25, 1993

The Company expects to have sufficient taxable income in future years to fully realize all deferred tax assets. Accordingly, no valuation allowance account is established.

The Company's tax provision differed from the amount computed using the federal statutory rate of 35% as follows (in thousands):

                                               Twelve Months Ended
                                               -------------------
                                      December 31, 1994    December 25, 1993
                                      -----------------    -----------------
Expected federal income tax
    (benefit) at statutory rate             $ (575)            $ (555)
State and local income taxes                   149                (87)
Amortization of non-deductible excess cost      50                 34
Tax effect of graduated rates                   18                 13
                                            -------            -------
  Total provision for income taxes          $ (358)            $ (595)
                                            =======            =======

At December 31, 1994, the Company has net operating losses for regular and alternative minimum tax purposes of $12.1 million and $11.5 million, respectively, which are available to offset future federal taxable income through 2009.

9. Related Party Transactions

The Company and Thomas H. Lee Company (the "Consultant") have entered into a management agreement, providing for the performance by the Consultant of certain consulting and management services for the Company. The Company has paid the Consultant $180,000 plus reimbursement of expenses pursuant to such management agreement for the year ended December 31, 1994.

10. Business and Credit Concentrations

Prior to November 1993, the majority of the Company's customers consisted of distributors located throughout the United States. Effective November 1993, pursuant to the Distribution Agreement (See Note 5), Playtex began distributing Banana Boat products in the territories where distribution rights had been acquired from the then existing distributors. Sales to Playtex as a percentage of total sales for the years ended December 31, 1994 and December 25, 1993 were approximately 77% and 15%, respectively. Moreover, as a result of the Distribution Agreement, the Company has become extremely dependent upon Playtex (a highly leveraged company) for its operations in future periods. Nonetheless, the Company, based upon Playtex's past experiences, anticipates that the highly leveraged position of Playtex should have no adverse effect on the financial position, results of operations or cash flows of the Company.

BANANA BOAT HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1994 and December 25, 1993

11. Disclosure about the Fair Value of Financial Instruments.

    Cash, Receivables, Accounts Payable, Income Taxes and Accrued Expenses

The carrying amount approximates fair value because of the short-term maturity of these instruments.

Credit Agreement

The carrying amount approximates fair value because the rate of interest on borrowings under the Credit Agreement fluctuates with interest rate indices as defined in the Credit Agreement.

Long-term Debt

The fair value of the Subordinated Notes was estimated at $17.5 million at December 31, 1994 and December 25, 1993, based upon current prices for similar instruments. These securities are held by entities advised by affiliates of the Lee Investors, and there is no public market information available.

Other Financial Instruments

The estimated fair value of the Company's other financial instruments are summarized as follows (in thousands):



                     December 31, 1994          December 25, 1993
                     -----------------          -----------------
                   Carrying    Estimated     Carrying       Estimated
                   Amount      Fair Value    Amount         Fair Value
                   ------      ----------    ------         ----------
Notes receivable   $ 934         $ 859         $485           $446

The fair values are based on the amount of future cash flows associated with these instruments discounted using the Company's borrowing rate for similar instruments.

12. Commitments and Contingent Liabilities

The Company is obligated under operating leases for substantially all of its warehouse and distribution space that expire periodically through 1995. Rent expense for 1994 and 1993 was $535,000 and $849,000, respectively. Future lease requirements in 1995 are $639,000.

In the opinion of management, there are no claims, commitments, guarantees or litigation pending to which the Company is a party which would have a materially adverse effect on it's consolidated financial position, results of operations or cash flows.


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